UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2015

MyECheck, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	000-55296	20-1884354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 E. Bidwell Street, Suite 190, Folsom, California 95630

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (844) 693-2432

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 2, 2015, MyECheck, Inc. (the “Company”), entered into a securities purchase agreement effective as of December 3, 2015 (the “Securities Purchase Agreement”) with JMJ Financial (an accredited investor hereinafter referred to as the “Purchaser”), pursuant to which the Company agreed to issue and the Purchaser agreed to purchase (i) a 10% Original Discount Unsecured Convertible Promissory Note (the “Convertible Note”) in the principal amount of up to $500,000, and (ii) a warrant to purchase 1,833,333 shares of the Company’s common stock for an aggregate exercise price of $55,000 (the “Warrant”).

Pursuant to the Securities Purchase Agreement, the Company agreed to issue the Convertible Note to the Purchaser in exchange for gross proceeds to the Company of up to $450,000 (the “Proceeds”), after deducting transaction fees and expenses. The Proceeds shall be paid as follows: (i) $100,000 in cash on December 3, 2015 (the “Initial Proceeds Payment”); and (ii) additional amounts to be paid at such times as the Company and the Purchaser may mutually agree (each an “Additional Proceeds Payment”). The Initial Proceeds Payment and each Additional Proceeds Payment, if any, are referred to herein as a Proceeds Payment.

The Convertible Note is due and payable two (2) years from the date of issuance (the “Maturity Date”), less any amounts converted or redeemed prior to the Maturity Date. If the Company repays a Proceeds Payment on or before ninety (90) days after the Company receives the Proceeds Payment (the “Interest Free Period”), no interest will accrue with respect to that Proceeds Payment. If a Proceeds Payment has not been repaid during the applicable Interest Free Period, a one-time interest charge of twelve percent (12%) will be applied to the unpaid Proceeds Payment.

The Convertible Note may be converted, in whole or in part, into shares of common stock at the option of the Purchaser holder at any time and from time to time. The shares of common stock issuable upon conversion of the Convertible Note shall equal the principal amount of the Convertible Note to be converted divided by the Conversion Price (as such term is defined below). The Conversion Price is equal to the lesser of (i) $0.016 and (ii) 60% of the lowest trade price in the 25 trading days previous to the conversion.

The Warrant can be exercised at any time on or before the five (5) year anniversary of the date the Warrant was issued.

The foregoing descriptions of the terms of the Securities Purchase Agreement, the Convertible Note and the Warrant are qualified in their entirety by reference to the provisions of the agreements filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, which are incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

The sale and the issuance of the Convertible Note and the Warrant were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”).  We made this determination based on the representations of the Purchaser which included, in pertinent part, that Purchaser was (a) an “accredited investor” within the meaning of Rule 501 of Regulation D or (b) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and upon such further representations from the Purchaser that (i) the Purchaser is acquiring the securities for its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (ii) the Purchaser agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (iii) the Purchaser has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of an investment in the Company, (iv) the Purchaser had access to all of the Company’s documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which the Company possessed or were able to acquire without unreasonable effort and expense, and (v) the Purchaser has no need for the liquidity in its investment in the Company and could afford the complete loss of such investment. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement
10.2	Convertible Note
10.3	Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2015		MYECHECK, INC.
	By:	/s/ Edward R. Starrs
Name: Edward R. Starrs Title: Chief Executive Officer